Exhibit 31.4

VEREIT OPERATING PARTNERSHIP, L.P.
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULES 13a-14(a) AND 15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael J. Bartolotta, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of VEREIT Operating Partnership, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 20, 2020	/s/ Michael J. Bartolotta
Michael J. Bartolotta Executive Vice President and Chief Financial Officer of
VEREIT, Inc., the sole general partner of VEREIT Operating Partnership, L.P.
(Principal Financial Officer)